Exhibit 10.4

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

UP TO $220 MILLION IN CLASS A SHARES OF COMMON STOCK

offered to accredited investors only

DEALER MANAGER AGREEMENT

October 12, 2016

Griffin Capital Securities, LLC

18191 Von Karman Avenue, Suite 300

Irvine, California 92612

Ladies and Gentlemen:

Phillips Edison Grocery Center REIT III, Inc., a Maryland corporation (the “Company”) proposes that the Company issue and sell up to $220 million in Class A shares (the “Shares”) of its common stock, $0.01 par value per share, to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder (the “Offering”). The Offering shall consist of up to $200 million in Shares to be offered in the primary portion of the Offering at an initial purchase price of $10.00 per share, and $20 million in Shares to be offered pursuant to the Company’s distribution reinvestment plan (the “DRP”) at a purchase price of $9.50 per share, all upon the other terms and subject to the conditions set forth in the Company’s Confidential Private Placement Memorandum dated October __, 2016 (as amended or supplemented from time to time, the “Private Placement Memorandum”). The Company reserves the right to reallocate the Shares offered between the primary portion of the Offering and the DRP. The Company desires for Griffin Capital Securities, LLC (the “Dealer Manager”) to act as its agent in connection with the Offering.

It is anticipated that the Dealer Manager will enter into Participating Dealer Agreements (each, a “Participating Dealer Agreement”) in the form attached to this Dealer Manager Agreement with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Company shall have the right to approve any material modifications or addendums to the form of the Participating Dealer Agreement. Terms not defined herein shall have the same meaning as in the Private Placement Memorandum.

In connection therewith, the Company hereby agrees with the Dealer Manager, as follows:

1.          Representations and Warranties of the Company.

As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager and to each Dealer with whom the Dealer Manager enters into a Participating Dealer Agreement that:

1.1           The Private Placement Memorandum with respect to the Offering has been prepared by the Company in accordance with applicable requirements of the Securities Act, and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, for offerings solely to accredited investors as set forth in Regulation D promulgated thereunder. Copies of such Private Placement Memorandum and each amendment thereto have been or will be delivered to the Dealer Manager.

1.2           The Offering is exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Actˮ), and applicable state securities law exemptions.

1.3           The Company has been duly organized and is validly existing as a corporation under the laws of the State of Maryland, has the power and authority to conduct its business as described in the Private Placement Memorandum.

1.4           The Private Placement Memorandum complies with the Securities Act and the Rules and Regulations, and the Private Placement Memorandum and any and all authorized printed sales literature or other sales materials prepared and authorized by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”), during such time as such Authorized Sales Material are authorized by the Company for use, when used in conjunction with the Private Placement Memorandum, do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that (i) the Company undertakes to immediately notify the Dealer Manager in writing (electronic or otherwise) at the time any of the Authorized Sales Materials are no longer authorized by the Company for use, which notice shall (notwithstanding the provisions of Section 14 hereof) be effective upon receipt by the Dealer Manager, and (ii) the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Private Placement Memorandum or Authorized Sales Materials as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information either (a) furnished by a Dealer in writing to the Dealer Manager or the Company, or (b) furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.5           The Company intends to use the funds received from the sale of the Shares as set forth in the Private Placement Memorandum.

1.6           No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Dealer Manager Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws or from the Financial Industry Regulatory Authority (“FINRA”).

1.7           There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would be reasonably expected to have a material adverse effect on the business or property of the Company taken as a whole.

1.8           The execution and delivery of this Dealer Manager Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Dealer Manager Agreement by the Company will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except (i) to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Dealer Manager Agreement may be limited under applicable securities laws, and (ii) for such conflicts or defaults that would not reasonably be expected to have a material adverse effect on the business or property of the Company taken as a whole.

2

1.9           The Company has full legal right, power and authority to enter into this Dealer Manager Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Dealer Manager Agreement may be limited under applicable securities laws.

1.10         The Shares, when subscribed for, paid for and issued in accordance with the Company’s charter and as contemplated in the Private Placement Memorandum, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Private Placement Memorandum; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares shall have been validly and sufficiently taken.

1.11         The Company is not in violation of its Articles of Incorporation or its Bylaws.

1.12         The financial statements of the Company included in the Private Placement Memorandum, if any, present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as may be expressly stated in the related notes thereto.

1.13         The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

1.14         None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner (as that term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised, and during the term of the Offering will continue to exercise, reasonable care to determine whether any Company Covered Person, any Dealer Manager Covered Person (as defined in Section 3.3 below) and any Dealer Covered Person (as defined in Section 3.4 below) is subject to a Disqualification Event. The Company will immediately comply, to the extent applicable, with its disclosure obligations under Rule 506(e), and will immediately effect the preparation of an amended or supplemented Private Placement Memorandum that will contain any such required disclosure and will, at no expense to the Dealer Manager, promptly furnish the Dealer Manager with such number of printed copies of such amended or supplemented Private Placement Memorandum containing any such required disclosure, including any exhibits thereto, as the Dealer Manager may reasonably request.

1.15          The Company is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

1.16         With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person.

3

1.17         The representations and warranties in Sections 1.13 through 1.15 are and shall be continuing representations and warranties throughout the term of the Offering. The Company will promptly notify the Dealer Manager in writing upon becoming aware of any fact which makes any such representation or warranty untrue.

2.	Covenants of the Company.

The Company covenants and agrees with the Dealer Manager that:

2.1           It will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of the Private Placement Memorandum, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of this Dealer Manager Agreement.

2.2           It will timely file a Form D relating to the Offering with the SEC under Regulation D of the Securities Act and with each applicable state securities regulatory agency in accordance with applicable state securities laws and regulations.

2.3           It will comply with all applicable provisions of Rule 506, Regulation D, the Securities Act, the Securities Exchange Act of 1934, as amended, and state securities laws and regulations; provided that, except for items expressly required to be performed by it under this Dealer Manager Agreement, it shall not be responsible for the compliance by the Dealer Manager and its Dealers with such applicable laws and regulations.

2.4           It will prepare and file with the appropriate regulatory authorities, at no expense to the Dealer Manager, the Authorized Sales Materials. In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.

2.5           It will furnish such proper information and execute and file such documents as may be necessary for the Company to offer and sell the Shares under applicable exemptions from the registration requirements under the Securities Act and the securities laws of such jurisdictions as the Company and the Dealer Manager may mutually agree and will file and make in each year such statements and reports as may be required by such jurisdictions. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such exemption upon the Dealer Manager’s request.

2.6           If at any time during the Offering any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Private Placement Memorandum would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Private Placement Memorandum which will correct such statement or omission.

4

2.7           Each of the representations and warranties contained in this Dealer Manager Agreement are true and correct as of the date of this agreement unless another date is specified therein and the Company will comply with each covenant and agreement contained in this Dealer Manager Agreement.

2.8           It will be duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type that will make such qualification necessary.

2.9           It intends to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification of the Company as a real estate investment trust. The Company will elect to be treated as a real estate investment trust under the Code at such time as it so qualifies and will direct the investment of the proceeds of the offering of the Shares in such a manner, and will exercise reasonable diligence to operate the business of the Company so as to comply with such requirements.

2.10         The Company will notify the Dealer Manager in writing, promptly upon the occurrence of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

3.	Covenants and Agreements of the Dealer Manager.

3.1	Dealer Manager covenants and agrees with the Company that:

(a)	Dealer Manager shall require Dealers in the Participating Dealer Agreement to agree, to not offer or sell the Shares by means of any form of general solicitation or general advertising, including but not limited to, the following:

(i)          any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media, cold mass mailings, broadcasts over television or radio, material contained on a website available to the public or an e-mail message sent to a large number of previously unknown persons;

(ii)         any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; or

(iii)        any letter, circular, notice, or other written communication constituting a form of general solicitation or general advertising.

(b)	Dealer Manager shall require Dealers in the Participating Dealer Agreement to agree to provide each offeree with a numbered copy of the Private Placement Memorandum (including any amended and restated Private Placement Memorandum), and all supplements or amendments thereto, and to keep on file memoranda indicating to whom each Private Placement Memorandum, supplement or amendment thereto and supplemental material was delivered, which memoranda shall further indicate by number to whom each initial Private Placement Memorandum and any amended and restated Private Placement Memorandum was delivered.

(c)	Dealer Manager shall require Dealers in the Participating Dealer Agreement to agree to the following in connection with any offer or sale of the Shares:

5

(i)          to comply in all respects with statements set forth in the Private Placement Memorandum and any supplements or amendments to the Private Placement Memorandum;

(ii)         not to make any statement inconsistent with the statements in the Private Placement Memorandum and any supplements or amendments to the Private Placement Memorandum;

(iii)        not to make any untrue or misleading statements of a material fact in connection with the Shares; and

(iv)        not to provide any written information, statements, or sales materials other than the Private Placement Memorandum and any supplements or amendments thereto and any Authorized Sales Materials, unless approved in writing by the Dealer Manager.

(d)	Dealer Manager shall require Dealers in the Participating Dealer Agreement to agree to advise each offeree of Shares in the Company at the time of the initial offering to such offeree that the Company shall, during the course of the Offering and a reasonable time before sale, afford offeree and offeree’s agents or representatives, if any, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in the Private Placement Memorandum.

(e)	Dealer Manager shall require Dealers in the Participating Dealer Agreement to agree to make, before the sale of any of the Shares, reasonable inquiry to determine if the offeree is acquiring the Shares for offeree’s own account or on behalf of other persons, and that the offeree understands the limitations on the offeree’s disposition of the Shares set forth in Rule 502(d) of Regulation D. This includes a determination by the Dealer that the offeree understands that he must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Securities Act and, thus, cannot be sold unless the Shares are subsequently registered under the Securities Act or an exemption from registration under the Securities Act is available.

(f)	Dealer Manager shall require Dealers in the Participating Dealer Agreement to agree that, before the sale of any of the Shares, to:

(i)          have reasonable grounds to believe that each subscriber is an “accredited investor” as that term is then defined in Rule 501(a) of Regulation D; and

(ii)         have sufficient information concerning the offeree to determine that the offeree has such knowledge and experience in financial and business matters that the offeree is capable of evaluating the merits and risks of an investment in the Company.

(g)	The Dealer Manager shall not, and in the Participating Dealer Agreement with Dealers shall require that the Dealers shall not, distribute a Private Placement Memorandum, supplement or amendment thereto or any supplemental information to any offeree with whom the Dealer Manager or such Dealer, as applicable, does not have a pre-existing substantive relationship, as defined from time to time by the SEC.

6

(h)	The Dealer Manager shall not, and in the Participating Dealer Agreement with Dealers shall require that the Dealers shall not, utilize any registration statement on Form S-11 filed by the Company with the SEC or any draft registration statement submitted confidentially to the SEC pursuant to Section 6(e) of the Securities Act (the “Registration Statement”) or the prospectus that forms a part thereof in connection with the marketing of this Offering or offer or sell Shares in this Offering to any person who contacts the Dealer Manager or the Dealer, as applicable, as a result of reviewing or receiving the Registration Statement or the prospectus that forms a part thereof.

(i)	The Dealer Manager and Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

3.2           The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws.

3.3           The Dealer Manager represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof.

3.4           In its agreements with the Dealers, the Dealer Manager will require the Dealers to represent that neither the Dealer, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer Manager prior to the date of the Participating Dealer Agreement between the Dealer Manager and such Dealer.

3.5           The Dealer Manager represents that it is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares. The Dealer Manager will notify the Company of any agreement entered into between the Dealer Manager and any such person in connection with such sale.

3.6           The representations, warranties and covenants in Sections 3.3 through 3.5 above are and shall be continuing representations, warranties and covenants throughout the term of the Offering. The Dealer Manager will notify the Company in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with Section 3.3 above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.

7

3.7           In its agreements with the Dealers, the Dealer Manager will require that the Dealers notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Dealer Manager, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person. The Dealer Manager will notify the Company in writing promptly upon receiving notification from any Dealer of the occurrence of any such event described in this paragraph.

3.8           The Dealer Manager acknowledges that, with respect to each Dealer Manager Covered Person and Dealer Covered Person, the Company is relying upon the representations, covenants and agreements of the Dealer Manager set forth in this Section 3 and the representations, covenants and agreements of the Dealers referred to in this Section 3 as procedures reasonably designed to ensure that the Company receives notice from each such Dealer Manager Covered Person or Dealer Covered Person of (i) any Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person.

3.9           The Dealer Manager will provide, and in its agreements with the Dealers will require the Dealers to provide, such certifications, documentation, and other information reasonably requested by the Company from time to time which the Company deems to be necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with this Offering.

4.	Obligations and Compensation of the Dealer Manager.

4.1           The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of $220 million in Shares through the Dealers, all of whom shall be members of FINRA. The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the offering price and subject to the terms and conditions stated in the Private Placement Memorandum. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that it is a member of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Dealer Manager Agreement.

The Dealer Manager agrees to be bound to the terms of the Escrow Agreement executed by and among UMB Bank, N.A., as escrow agent, the Dealer Manager and the Company.

4.2           Promptly after the date of this Agreement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is exempt or otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company. The Dealer Manager, through the Participating Dealer Agreement with the Dealers, shall cause Dealers to agree to deliver to each prospective investor, prior to any submission by such prospective investor of a written offer to buy any Shares, a copy of the Private Placement Memorandum.

8

4.3           Except as otherwise provided in the “Plan of Distribution” section of the Private Placement Memorandum, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager, at the time of sale of shares, sales commissions in the amount of 7.0% of the gross proceeds of the Shares sold in the primary portion of the Offering, and the Company agrees that it will pay to the Dealer Manager an aggregate dealer manager fee in the amount of 3.0% of gross proceeds of Shares sold in the primary portion of the Offering. The Dealer Manager may, in its discretion, re-allow to Dealers up to 100% of the selling commissions and dealer manager fees. No selling commissions or dealer manager fee shall be paid with respect to Shares sold pursuant to the Company’s distribution reinvestment plan. The Company will not be liable or responsible to any Dealer for direct payment of commissions or dealer manager fees to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of such to Dealers. Notwithstanding the above, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions or dealer manager fees to Dealers on behalf of the Dealer Manager without incurring any liability.

Notwithstanding the foregoing, until the release of funds from Benefit Plan investors as described in the Private Placement Memorandum, investments from Benefit Plan investors will be held in an account held by UMB Bank, N.A., as escrow agent, and no commissions, dealer manager fee or other payments will be paid thereon to the Dealer Manager under this Section 4.3 unless and until such investments from Benefit Plan investors are released to the Company from escrow.

Notwithstanding anything to the contrary contained herein, in the event that the Company pays any commission or fees to the Dealer Manager for a sale by it or a Dealer of one or more Shares and the subscription is subsequently rescinded as to one or more of the Shares covered by such subscription, the Company shall decrease the next payment of commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the applicable rate established in Section 4.3 of this Agreement, multiplied by the price of the Shares as to which the subscription is rescinded. In the event that no payment of commissions or other compensation is due to the Dealer Manager after such rescinded subscription occurs, the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within seven (7) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

4.4           The Dealer Manager represents and warrants to the Company that the information under the caption “Plan of Distribution” in the Private Placement Memorandum and all other information furnished or to be furnished to the Company by the Dealer Manager in writing expressly for use in the Private Placement Memorandum, or any amendment or supplement thereto, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.5           The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company, use any “broker-dealer use only” materials with members of the public, or make any unauthorized verbal representations in connection with offers or sales of the Shares.

4.6           The Dealer Manager is a duly organized and validly existing limited liability company under the laws of the State of Delaware. The Dealer Manager is not in violation of its operating agreement.

4.7           No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Dealer Manager of this Dealer Manager Agreement, except such as may be required under the Securities Act or applicable state securities laws.

9

4.8           There are no actions, suits or proceedings pending or to the knowledge of the Dealer Manager, threatened against the Dealer Manager at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could be reasonably expected to have a material adverse effect on the Dealer Manager or the ability of the Dealer Manager to perform its obligations under this Agreement or to participate in the Offering as contemplated by the Private Placement Memorandum.

4.9           The execution and delivery of this Dealer Manager Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Dealer Manager Agreement by the Dealer Manager will not conflict with or constitute a default under any operating agreement or other similar agreement, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Dealer Manager Agreement may be limited under applicable securities laws.

4.10         The Dealer Manager has full legal right, power and authority to enter into this Dealer Manager Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Dealer Manager Agreement may be limited under applicable securities laws.

4.11         Except for Participating Dealer Agreements, no agreement will be made by the Dealer Manager with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

4.12         The Dealer Manager represents and warrants to the Company that it will not represent or imply that the escrow agent, as identified in the Private Placement Memorandum, has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Shares or the Company, nor will they use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgement that it has agreed to serve as escrow agent.

4.13         Dealer Manager represents and warrants that it is currently, and at all times while performing its functions under this Dealer Manager Agreement will be, a properly registered broker-dealer under the Exchange Act, and under state securities laws to the extent necessary to perform the duties described in this Dealer Manager Agreement, and that it is a member in good standing of FINRA. The Dealer Manager agrees to notify the Company immediately in writing if it ceases to be a member in good standing with FINRA, is subject to a FINRA suspension, or its registration as a broker-dealer under the Exchange Act is terminated or suspended. The Dealer Manager hereby agrees to abide by all applicable NASD Conduct Rules under FINRA and other applicable FINRA Rules.

4.14         The Dealer Manager will not offer the Shares, and in its agreements with Dealers will require that the Dealers not offer Shares, in any jurisdiction unless and until (a) the Dealer Manager has been advised by the Company in writing that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction, (b) the Dealer Manager has all required licenses and registrations to offer Shares in that jurisdiction, and (c) any Dealer offering shares in such jurisdiction has represented that it has all required licenses and registrations to offer Shares in that jurisdiction

10

4.15         In connection with the Dealer Manager’s participation in the offer and sale of Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager will comply, and in its agreements with Dealers will require that the Dealers comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of FINRA; (d) all applicable rules and regulations relating to the suitability of the investors; (e) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer Manager pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001 and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (f) this Dealer Manager Agreement and the Private Placement Memorandum as amended and supplemented.

5.	Indemnification.

5.1           The Company will indemnify and hold harmless the Dealer Manager, its officers and directors and each person, if any, who controls such Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which Dealer Manager, its officers and directors, or such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any (i) Private Placement Memorandum, (ii) Authorized Sales Material, or (iii) Form D filing under Regulation D or other document executed by the Company or on its behalf specifically for the purpose of qualifying for exemption any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (“Regulation D Filing”), or (b) the omission or alleged omission to state in the Private Placement Memorandum, any Authorized Sales Material or any Regulation D Filing a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company will reimburse the Dealer Manager, as appropriate, and its officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by the Dealer Manager, and their officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or its affiliates or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the preparation of the Private Placement Memorandum or any such amendment thereof or supplement thereto, any such Authorized Sales Materials, or any such Regulation D Filing; and further provided that the Company will not be liable in any such case if it is determined that the Dealer Manager had knowledge of the matter or event giving rise to or resulting in such loss, claim, damage, liability or action.

11

5.2           The Dealer Manager will indemnify and hold harmless the Company its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Private Placement Memorandum or any amendment thereof or supplement thereto, or (ii) in any Authorized Sales Materials, or (iii) in any Regulation D Filing, or (b) the omission to state in the Private Placement Memorandum or any amendment thereof or supplement thereto or in any Authorized Sales Materials or in any Regulation D Filing a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager or its affiliates specifically for use with reference to the Dealer Manager in the preparation of the Private Placement Memorandum or any such amendment thereof or supplement thereto or any Authorized Sales Materials or any such Regulation D Filing, or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public or unauthorized verbal representations in connection with offers or sales of the Shares by the Dealer Manager, or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any material violation of this Dealer Manager Agreement, or (f) any failure to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure to comply with applicable FINRA Rules, SEC Rules or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any reasonable legal or other expenses reasonably incurred by them and their officers and directors and controlling persons, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

5.3           The Company will severally indemnify and hold harmless each Dealer, its officers and directors and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealer, its officers and directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, Authorized Sales Materials (when read in conjunction with the Private Placement Memorandum) or any Regulation D Filing, or (b) the omission or alleged omission to state in the Private Placement Memorandum, Authorized Sales Materials (when read in conjunction with the Private Placement Memorandum) or in any Regulation D Filing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse Dealers and their officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by such Dealers and their officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealers specifically for use in the preparation of the Private Placement Memorandum, such Authorized Sales Materials or any such Regulation D Filing; and further provided that neither the Company nor the Dealer Manager will be liable in any such case if it is determined in a legal proceeding that the Dealers had knowledge of the matter or event giving rise to or resulting in such loss, claim, damage, liability or action.

12

5.4           The Dealer Manager will severally indemnify and hold harmless each Dealer, its officers and directors and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealer, its officers and directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, Authorized Sales Materials (when read in conjunction with the Private Placement Memorandum) or any Regulation D Filing, or (b) the omission or alleged omission to state in the Private Placement Memorandum, Authorized Sales Materials (when read in conjunction with the Private Placement Memorandum) or in any Regulation D Filing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Dealer Manager will reimburse Dealers and their officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by such Dealers and their officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Dealer Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Dealer Manager by or on behalf of the Dealers specifically for use in the preparation of the Private Placement Memorandum, such Authorized Sales Materials or any such Regulation D Filing; and further provided that the Dealer Manager will not be liable in any such case if it is determined in a legal proceeding that the Dealers had knowledge of the matter or event giving rise to or resulting in such loss, claim, damage, liability or action.

5.5           Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their officers and directors, and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Private Placement Memorandum or any amendment thereof or supplement thereto, or (ii) in any Authorized Sales Materials, or (iii) in any Regulation D Filing, or (b) the omission or alleged omission to state in the Private Placement Memorandum or any amendment thereof or supplement thereto or in any Authorized Sales Materials or in any Regulation D Filing a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Private Placement Memorandum or any such amendments thereof or supplements thereto or any such Authorized Sales Materials or any such Regulation D Filing, or (c) any use of sales literature not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public or unauthorized verbal representations in connection with offers and sales of the Shares by such Dealer or Dealer’s representatives or agents, or (d) any untrue statement made by such Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any failure to comply with Section X or Section XIII or any other material violation of the Participating Dealer Agreement, or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure to comply with applicable FINRA Rules, SEC Rules or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person for any reasonable legal or other expenses reasonably incurred by the Company and the Dealer Manager and their officers and directors and controlling persons in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

13

5.6           Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof and the failure so to notify the indemnifying party will relieve it from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 5.7) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

5.7           The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

5.8           The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Dealer Manager Agreement or any Participating Dealer Agreement. A successor of any Dealer or of any of the parties to this Dealer Manager Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

6.	Survival of Provisions.

The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Dealer Manager Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Dealer Manager Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

14

7.	Applicable Law and Venue.

This Dealer Manager Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. The Company, the Dealer Manager and each Dealer hereby agree that venue for any action brought in connection with this Dealer Manager Agreement shall lie exclusively in Los Angeles, California.

8.	Counterparts.

This Dealer Manager Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

9.	Successors and Amendments.

9.1           This Dealer Manager Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Company, and their respective successors, and to the benefit of the Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Dealer Manager Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

9.2           This Dealer Manager Agreement may be amended by the written agreement of the Dealer Manager and the Company.

10.	Term.

10.1         This Dealer Manager Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Dealer Manager Agreement on its part to be performed during the term of this Dealer Manager Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) by either party on 60 days’ written notice.

10.2         In any case, this Dealer Manager Agreement shall expire at the close of business on the effective date that the primary portion of the Offering is terminated. The provisions of Sections 5 and 7 hereof shall survive such termination. In addition, the Dealer Manager, upon the expiration or termination of this Dealer Manager Agreement, shall (1) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate escrow account or, if the minimum number of Shares have been sold and accepted by the Company, into such other account as the Company may designate; and (2) promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Dealer Manager Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under Section 4 at such time as such commissions become payable.

15

11.	Confirmations.

The Company hereby agrees to prepare and send confirmations to all purchasers of Shares whose subscriptions for the purchase of Shares are accepted by the Company.

12.	Suitability of Investors.

12.1         The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications and suitability standards set forth in the Private Placement Memorandum or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will, require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Regulation D, Rule 506 promulgated under the Securities Act and FINRA Rule 2111.

12.2         The Dealer Manager shall maintain, or in its agreements with Dealers shall require the Dealers to maintain, for the period required by applicable law, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions, including initial enrollments and increased participations in the DRP).

12.3         In making these determinations as to financial qualification and suitability, the Dealer Manager may rely on representations from (a) investment advisers who are not affiliated with a Dealer or (b) banks acting as trustees or fiduciaries. With respect to the Dealer Manager’s obligation to maintain records of an investor’s financial qualification and suitability, the Company agrees that the Dealer Manager can satisfy its obligations by contractually requiring such information to be maintained by the investment advisers or banks discussed in the preceding sentence.

13.	Submission of Orders.

13.1         Subscribers may purchase Shares utilizing checks, drafts, wires, Automatic Clearing House (ACH) or money orders. Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their instruments of payment payable to the Company, except with respect to Benefit Plan investors. Checks from Benefit Plan investors must be made payable to “UMB Bank, N.A., as escrow agent for Phillips Edison Grocery Center REIT III, Inc.” until the Company determines that it is no longer necessary to limit participation by Benefit Plan investors as described in the Private Placement Memorandum (the “Benefit Plan Determination”).The Dealer Manager and any Dealer receiving an instrument of payment not conforming to the foregoing instructions shall return such instrument of payment directly to such subscriber promptly the next business day following its receipt. Instruments of payment received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit by noon of the next business day pursuant to one of the methods described in this Section 13. Transmittal of received investor funds will be made in accordance with the following procedures.

13.2         Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and instruments of payment are received from subscribers, instruments of payment will be transmitted promptly the next business day following receipt by the for deposit directly with the Company, except for investments from Benefit Plan investors. The Dealer will transmit checks from Benefit Plan investors for deposit to the escrow agent for the Company or, after the Benefit Plan Determination has been made, to the Company or its agent.

16

13.3         Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, instruments of payment will be transmitted promptly the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn transmit promptly the next business day following receipt at a different location by the Final Review Office such instruments of payment for deposit directly with the Company, except for investments from Benefit Plan investors. The Final Review Office will transmit checks from Benefit Plan investors for deposit to the escrow agent for the Company or, after the Benefit Plan Determination has been made, to the Company or its agent..

14.	Notice.

Any notice in this Dealer Manager Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (a) personal delivery with receipt acknowledged, or (b) deposited for next day delivery by Federal Express or other similar overnight courier service. All notices so given shall be deemed received: (i) when actually received, if personally delivered, or (ii) when delivered (or when delivery is refused) if sent via an overnight courier. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To Company:	Phillips Edison Grocery Center REIT III, Inc. Attention: Jeffrey S. Edison 222 S. Main Street, Suite 1730 Salt Lake City, UT 84101
with a copy to: DLA Piper LLP (US) Attention: Robert Bergdolt, Esq. 4141 Parklake Drive, Suite 300 Raleigh, North Carolina 27612
To Dealer Manager:

Griffin Capital Securities, LLC

Attention: Kevin A. Shields

1520 E. Grand Ave.

El Segundo, California 90245

with a copy to:

Griffin Capital Securities, LLC

Attention: Charles Huang

18191 Von Karman Avenue, Suite 300

Irvine, California 92612

Any party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 14.

17

15.	Severability.

In the event that any court of competent jurisdiction declares any provision of this Dealer Manager Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Dealer Manager Agreement shall be considered severable.

16.	No Waiver.

Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Dealer Manager Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

17.	Assignment.

This Dealer Manager Agreement may not be assigned by either party, except with the prior written consent of the other party. This Dealer Manager Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

By:	/s/ Jeffrey S. Edison
Jeffrey S. Edison
Chief Executive Officer

Accepted and agreed as of the date first above written.

GRIFFIN CAPITAL SECURITIES, LLC

By:	/s/ Kevin A. Shields

Kevin A. Shields, Chief Executive Officer

18

Exhibit a to dealer manager agreement

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

Up to $220 million in Class A Shares of Common Stock

Offered to accredited investors only

FORM OF PARTICIPATING DEALER AGREEMENT

Ladies and Gentlemen:

Griffin Capital Securities, LLC, as the dealer manager (the “Dealer Manager”) for Phillips Edison Grocery Center REIT III, Inc. (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of common stock (the “Shares”) of the Company, consisting of Class A shares, subject to the following terms:

I.	Dealer Manager Agreement.

The Dealer Manager and the Company have entered into that certain Dealer Manager Agreement, dated October __, 2016, in the form attached hereto. By your acceptance of this Participating Dealer Agreement, you will become one of the Dealers referred to in such Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in such Dealer Manager Agreement, including specifically the provisions of Section 5.6 of such Dealer Manager Agreement, wherein each Dealer severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the matters set forth in Section 5.6 of the Dealer Manager Agreement. Such indemnification obligations shall survive the termination of this Participating Dealer Agreement. Except as otherwise specifically stated herein, all terms used in this Participating Dealer Agreement but not otherwise defined herein shall have the meanings provided in the Dealer Manager Agreement. The Shares are offered solely through broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”).

Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Company’s Confidential Private Placement Memorandum dated October __, 2016, as it may be amended or supplemented from time to time (the “Private Placement Memorandum”). Nothing in this Participating Dealer Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations except as set forth in the Private Placement Memorandum and Authorized Sales Materials.

II.	Submission of Orders.

Those persons who purchase Shares will be instructed by the Dealer to make their instruments of payment payable to Phillips Edison Grocery Center REIT III, Inc., except with respect to Benefit Plan investors. Checks from Benefit Plan investors must be made payable to “UMB Bank, N.A., Escrow Agent for Phillips Edison Grocery Center REIT III, Inc.” until the Benefit Plan Determination has been made. The Dealer will return any instrument of payment it receives not conforming to the foregoing instructions directly to such subscriber not later than noon Eastern Time of the next business day following its receipt. Instruments of payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods in this Article II. Transmittal of received investor funds will be made in accordance with the following procedures:

A-1

Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and instruments of payment are received from subscribers, instruments of payment will be transmitted by noon of the next business day following receipt by the Dealer to the Company’s transfer agent for deposit directly with the Company, except for investments from Benefit Plan investors. The Dealer will transmit checks from Benefit Plan investors for deposit to the escrow agent for the Company or, after the Benefit Plan Determination has been made, to the Company or its agent.

Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, instruments of payment will be transmitted by noon of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn transmit by 5:00 pm of the next business day following receipt by the Final Review Office such instruments of payment to the Company’s transfer agent for deposit directly with the Company, except for investments from Benefit Plan investors. The Final Review Office will transmit checks from Benefit Plan investors for deposit to the escrow agent for the Company or, after the Benefit Plan Determination has been made, to the Company or its agent.

III.	Pricing.

Except as may be otherwise provided for in the “Plan of Distribution” section of the Private Placement Memorandum (as amended and supplemented), the Shares shall be offered at an initial offering price of $10.00 per Share and Shares shall be offered pursuant to the Company’s distribution reinvestment plan at a purchase price of $9.50 per Share. Except as otherwise indicated in the Private Placement Memorandum or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase of $100,000 in Shares is required. The Shares are nonassessable.

IV.	Representations and Warranties of Dealer.

Dealer represents and warrants to the Company and the Dealer Manager and agrees that:

A.           Dealer will undertake all reasonable investigation, review, and inquiry to ensure, to the best of its reasonable knowledge and belief, that the investment is suitable for such potential investor upon the basis of the information known to Dealer or disclosed by such potential investor as to his other security holdings and as to his financial situation and needs. Dealer shall keep written records for the period required by applicable law supporting this representation and warranty and such records shall be made available to the Company or Dealer Manager promptly upon request.

B.           Dealer shall deliver to each prospective investor, prior to any submission by such prospective investor, a written offer to buy any Shares, a copy of the Private Placement Memorandum.

C.           Dealer will not deliver to any offeree any written documents pertaining to the Company or the Shares, other than the Private Placement Memorandum, Authorized Sales Materials, and any other materials specifically designated for distribution to prospective investors that are supplied to Dealer by the Company or its affiliates. Without intending to limit the generality of the foregoing, Dealer shall not deliver to any prospective investor any material pertaining to the Company or any of its affiliates that has been furnished as “broker/dealer information only.”

A-2

D.           Dealer will make reasonable inquiry to determine whether a prospective investor is acquiring Shares for his own account or on behalf of other persons and not for the purpose of resale or other distribution thereof.

E.           Dealer will not give any information or make any representation or warranty in connection with the Offering, the Company or the Shares other than those contained in the Private Placement Memorandum and any Authorized Sales Materials.

F.           Dealer will abide by, and will take reasonable precautions to ensure compliance by prospective investors from whom Dealer has solicited an offer to purchase, all provisions contained in the Private Placement Memorandum regulating the terms and manner of the Offering.

G.           In its solicitation of offers for the Shares, Dealer will comply with all applicable requirements of the Securities Act, the Exchange Act, as well as the published rules and regulations promulgated under each of the Securities Act and the Exchange Act, and the rules and regulations of all state securities authorities.

H.           Dealer is (and will continue to be) a member in good standing with FINRA, will abide by the rules and regulations of FINRA, is in full compliance with all applicable requirements under the Exchange Act, and is registered as a broker-dealer in all of the jurisdictions in which Dealer solicits offers to purchase the Shares.

I.           Dealer will not take any action in conflict with, or omit to take any action the omission of which would cause Dealer to be in conflict with, the conditions and requirements of the Securities Act, the Exchange Act, or applicable state securities or blue sky laws.

J.           Dealer will use reasonable efforts to ensure that all investors who are acquiring Shares have and will satisfy all conditions described in the Private Placement Memorandum and the Subscription Agreement.

K.          Each of the representations and warranties made by each prospective investor to the Company under the Subscription Agreement, is, to the Dealer’s best knowledge, information, and belief, after due inquiry, true and correct as of the date thereof and as of the date of purchase of the Shares by such investor.

L.           Further, the Dealer specifically agrees as set forth below:

(1)         Shares shall not be offered and/or sold by the Dealer by means of any form of general solicitation or general advertising, including, but not limited to, the following:

(a)	any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media, cold mass mailings, broadcasts over television or radio, material contained on a website available to the public or an e-mail message sent to a large number of previously unknown persons;

(b)	any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; or

A-3

(c)	any letter, circular, notice, or other written communication constituting a form of general solicitation or general advertising.

(2)         In connection with any offer or sale of the Shares, the Dealer agrees to the following:

(a)	to comply in all respects with statements set forth in the Private Placement Memorandum and any supplements or amendments to the Private Placement Memorandum;

(b)	not to make any statement inconsistent with the statements in the Private Placement Memorandum and any supplements or amendments to the Private Placement Memorandum;

(c)	not to make any untrue or misleading statements of a material fact in connection with the Shares; and

(d)	not to provide any written information, statements, or sales materials other than the Private Placement Memorandum and any supplements or amendments thereto and any Authorized Sales Materials, unless approved in writing by the Dealer Manager.

(3)         The Dealer:

(a)	acknowledges that any Registration Statement on Form S-11 or any draft registration statement submitted confidentially to the SEC pursuant to Section 6(e) of the Securities Act for an initial public offering of the shares of common stock of the Company (the “Registration Statement”) relates only to the initial public offering of shares of common stock of the Company and not to this Offering;

(b)	agrees that it will not utilize the Registration Statement or the prospectus that forms a part thereof in connection with the marketing of this Offering; and

(c)	agrees that it will not offer or sell Shares in this Offering to any person who contacts the Dealer as a result of reviewing or receiving the Registration Statement or the prospectus that forms a part thereof.

(4)         The Dealer shall advise each offeree of Shares in the Company at the time of the initial offering to such offeree that the Company shall, during the course of the Offering and a reasonable time before sale, accord offeree and offeree’s agents or representatives, if any, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in the Private Placement Memorandum.

A-4

(5)         Before the sale of any of the Shares, the Dealer shall make reasonable inquiry to determine if the offeree is acquiring the Shares for offeree’s own account or on behalf of other persons, and that the offeree understands the limitations on the offeree’s disposition of the Shares set forth in Rule 502(d) of Regulation D. This includes a determination by the Dealer that the offeree understands that he must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Securities Act and, thus, cannot be sold unless the Shares are subsequently registered under the Securities Act or an exemption from registration under the Securities Act is available.

(6)         Before the sale of any of the Shares, the Dealer shall:

(a)	have reasonable grounds to believe that each subscriber is an “accredited investor” as that term is then defined in Rule 501(a) of Regulation D; and

(b)	have sufficient information concerning the offeree to determine that the offeree has such knowledge and experience in financial and business matters that the offeree is capable of evaluating the merits and risks of an investment in the Company.

(7)         The Dealer shall not distribute a Private Placement Memorandum, supplement or amendment thereto or any supplemental information to any offeree with whom the Dealer does not have a pre-existing substantive relationship, as defined from time to time by the SEC. The SEC makes this determination on a case-by-case basis, taking into account all relevant facts and circumstances. However, generally, such relationship must exist before the date on which the Dealer enters into this Agreement and must allow the Dealer to determine and understand the prospective investor’s investment objectives, sophistication and financial situation and whether an investment in the Shares is suitable for such prospective investor.

(8)         The Dealer shall complete and deliver to the Dealer Manager or the Company such certifications or other documentation requested by such parties regarding the Dealer’s determinations referenced in paragraphs (4) through (7) above, including, without limitation, a certificate stating the number of each Private Placement Memorandum delivered to each offeree, and a confirmation that the Dealer reasonably believes that each such offeree is an “accredited investor” as that term is then defined in Rule 501(a) of Regulation D.

(9)         Shares shall not be sold by the Dealer to any non-accredited investors.

M.          The Dealer represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer Manager prior to the date hereof.

A-5

N.           The Dealer represents that it is not a party to any agreement other than this Agreement regarding the payment (directly or indirectly) of remuneration for solicitation of purchasers in connection with the sale of any Shares. The Dealer will notify the Dealer Manager of any such agreement entered into between the Dealer and any other person.

O.           The representations and warranties in Sections IV M. and N. above are and shall be continuing representations and warranties throughout the term of the Offering. The Dealer will notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Company in accordance with Section IV M. above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person.

P.           The Dealer shall provide to the Dealer Manager or the Company such certifications, documentation and other information as reasonably requested from time to time by the Dealer Manager or the Company as such parties deem necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with this Offering.

Q.           The Dealer agrees to be bound by the terms of the Escrow Agreement dated October __, 2016, among UMB Bank, N.A., as escrow agent, the Dealer Manager and the Company, and the Dealer further agrees that it will not represent or imply that UMB Bank, N.A., as the escrow agent identified in the Private Placement Memorandum, has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

V.	Dealer’s Commissions.

Except as otherwise provided in the “Plan of Distribution” section of the Private Placement Memorandum (as amended and supplemented), the Dealer’s sales commission applicable to the Shares sold by the Dealer, which it is authorized to sell hereunder, is 7.0% of the gross proceeds of the Shares sold by it and accepted and confirmed by the Company, which commissions will be payable by the Dealer Manager. In addition, as set forth in the Private Placement Memorandum, the Dealer Manager may, in its sole discretion, re-allow a portion of its dealer manager fee to Dealers participating in the offering of Shares as marketing fees, reimbursement of costs and expenses of attending educational conferences or to defray other distribution-related expenses pursuant to a separate marketing fee agreement. No sales commissions or dealer manager fees shall be paid with respect to Shares issued and sold pursuant to the Company’s distribution reinvestment plan. For these purposes, shares shall be deemed to be “sold” if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, the Company has accepted the subscription agreement of such subscriber, and such Shares have been fully paid for. The Dealer affirms that the Dealer Manager’s liability for commissions and dealer manager fees payable is limited solely to the proceeds of commissions and dealer manager fees receivable from the Company, and the Dealer hereby waives any and all rights to receive payment of commissions and dealer manager fees due until such time as the Dealer Manager is in receipt of the commissions and dealer manager fees from the Company.

The parties hereby agree that the foregoing commissions and dealer manager fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the offering is limited to such commissions and dealer manager fees from the Dealer Manager and Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement and that the Company is not liable or responsible for the direct payment of such commissions or dealer manager fees to the Dealer. In addition, as set forth in the Private Placement Memorandum, the Dealer Manager may reimburse Dealer for reasonable bona fide due diligence expenses incurred by Dealer. The Dealer Manager shall have the right to require the Dealer to provide a detailed and itemized invoice as a condition to the reimbursement of any such due diligence expenses.

A-6

VI.	Survival; Applicability of Indemnification.

Each of the Dealer and Dealer Manager hereby acknowledges and agrees that it will be subject to the obligations set forth in, and entitled to the benefits of all the provisions of, the Dealer Manager Agreement, including but not limited to, the representations and warranties and the indemnification obligations contained in such Dealer Manager Agreement, including specifically the provisions of Sections 5.3 through 5.5 of the Dealer Manager Agreement. Such indemnification obligations shall survive the termination of this Participating Dealer Agreement and the Dealer Manager Agreement. The respective agreements, representations and warranties of the Dealer and the Dealer Manager set forth in this Participating Dealer Agreement, shall survive the termination of this Participating Dealer Agreement and the Dealer Manager Agreement.

VII.	Payment.

Payments of sales commissions will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to the Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company. Dealer acknowledges that, if the Company pays selling commissions or dealer manager fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions or dealer manager fees, as applicable, to the Dealer. The Company may rely on and use the preceding acknowledgment as a defense against any claim by the Dealer for selling commissions or dealer manager fees, as applicable, the Company pays to Dealer Manager but that Dealer Manager fails to remit to the Dealer.

VIII.	Right to Reject Orders or Cancel Sales.

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement Signature Page and the required instrument of payment in payment for the Shares may be rejected. Issuance of the Shares will be made only after actual receipt of payment therefor. If any instrument of payment is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order within 30 days thereafter and, failing to do so, the Dealer Manager shall have the right to offset amounts owed against future commissions due and otherwise payable to the Dealer.

IX.	Representations, Covenants and Agreements of the Dealer Manager.

9.1	The Dealer Manager represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer prior to the date hereof.

A-7

9.2	The Dealer Manager will notify the Dealer in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Dealer in accordance with Section 9.1 above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person. The Dealer Manager will also notify the Dealer in writing promptly upon receiving notification from (x) the Company of the occurrence of any Disqualification Event relating to any Company Covered Persons and any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Persons, or (y) any other Dealer of the occurrence of any Disqualification Event relating to any such Dealer’s Dealer Covered Persons and any event that would, with the passage of time, become a Disqualification Event relating to any such Dealer’s Dealer Covered Persons.

X.	Private Placement Memorandum and Sales Literature.

Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares, except as set forth in the Private Placement Memorandum as amended and supplemented or in the Authorized Sales Materials. The Dealer Manager will supply Dealer with reasonable quantities of the Private Placement Memorandum, including amendments of and supplements to the Private Placement Memorandum, and any Authorized Sales Materials, for delivery to investors, with each such initial Private Placement Memorandum and any amended Private Placement Memorandum being numbered. Dealer will deliver a copy of the Private Placement Memorandum, including any amendments and supplements thereto, each identified by number, to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. When a supplement or amendment to the Private Placement Memorandum is prepared and delivered to the Dealer by the Company or the Dealer Manager after delivery of the Private Placement Memorandum to an investor, the Dealer shall distribute each such supplement or amendment to the Private Placement Memorandum to every person who has previously received a copy of the Private Placement Memorandum from the Dealer. The Dealer shall keep memoranda in its records indicating to whom each Private Placement Memorandum, supplement or amendment thereto, and supplemental material was delivered, which memoranda shall further indicate by number to whom each initial Private Placement Memorandum and any amended and restated Private Placement Memorandum was delivered. The Dealer further agrees to make such records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency. Dealer will not send or give any Authorized Sales Materials to an investor unless it has previously sent or given a Private Placement Memorandum to that investor or has simultaneously sent or given a Private Placement Memorandum with such Authorized Sales Materials.

Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of the Shares or any other securities of the Company. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously authorized or approved by the Dealer Manager. On becoming a Dealer, and in offering and selling Shares, the Dealer agrees to comply with all the applicable requirements under the Securities Act, the Exchange Act, applicable rules and regulations promulgated by the SEC, including Regulation D promulgated under the Securities Act, and applicable state securities laws and regulations.

A-8

XI.	License and Association Membership.

Dealer’s acceptance of this Participating Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered broker-dealer under the Exchange Act, is duly licensed as a broker-dealer and authorized to sell Shares under Federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. Dealer agrees to notify the Dealer Manager immediately in writing and this Participating Dealer Agreement shall automatically terminate if Dealer ceases to be a member in good standing of FINRA, is subject to a FINRA suspension, or its registration as a broker-dealer under the Exchange Act is terminated or suspended. Dealer hereby agrees to abide by all applicable rules of FINRA (the “FINRA Rules”).

Dealer Manager represents and warrants that it is currently, and at all times while performing its functions under this Participating Dealer Agreement will be, a properly registered broker-dealer under the Exchange Act and under state securities laws to the extent necessary to perform the duties described in this Participating Dealer Agreement, and that it is a member in good standing of FINRA. The Dealer Manager agrees to notify Dealer immediately in writing if it ceases to be a member in good standing with FINRA, is subject to a FINRA suspension, or its registration as a broker-dealer under the Exchange Act is terminated or suspended. The Dealer Manager hereby agrees to abide by all applicable NASD Conduct Rules under FINRA and other applicable FINRA Rules.

XII.	Anti-Money Laundering Compliance Programs.

Dealer’s acceptance of this Participating Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable NASD Conduct Rules under FINRA and other applicable FINRA Rules, SEC Rules and Section 352 of the Money Laundering Abatement Act, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company. Dealer hereby agrees to furnish, upon request, a copy of its AML Program to the Dealer Manager for review and to promptly notify the Dealer Manager of any material changes to its AML Program.

XIII.	Limitation of Offer and Suitability.

Dealer will offer Shares only to persons who meet the suitability standards set forth in the Private Placement Memorandum or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.

In offering Shares, Dealer will comply with the provisions of the applicable NASD Conduct Rules under FINRA and other applicable FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Regulation D, Rule 506 promulgated under the Securities Act and FINRA Rule 2111. Nothing contained in this Participating Dealer Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards set forth in the Private Placement Memorandum, or to relieve Dealer from the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Private Placement Memorandum.

A-9

Dealer further represents, warrants and covenants that no Dealer, or person associated with Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (1) applicable provisions of the Private Placement Memorandum; (2) the laws of the jurisdiction of which such investor is a resident; or (3) NASD Conduct Rules under FINRA and other applicable FINRA Rules including FINRA Rule 2110. Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, each Dealer, or person associated with Dealer, shall have reasonable grounds (as required by FINRA Rule 2111) to believe, on the basis of information obtained from the investor concerning his age, other investments, financial situation and needs, tax status, investment objectives, investment experience, investment time horizon, liquidity needs, risk tolerance and any other information known to Dealer, or person associated with Dealer, that the investment is suitable for the investor. Dealer further represents, warrants and covenants that Dealer, or a person associated with Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Dealer agrees to retain such documents and records in Dealer’s records for the period required by applicable law and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) to representatives of the SEC, FINRA and applicable state securities administrators upon your firm’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and his or her signature on a Subscription Agreement.

XIV.	Due Diligence and Adequate Disclosure.

Dealer understands that the Company, the Dealer Manager or third party due diligence providers may from time to time furnish Dealer with certain information which is non-public, confidential or proprietary in nature (the “Due Diligence Information”) in connection with its due diligence obligations under FINRA rules and federal securities laws. Dealer agrees that the Due Diligence Information will be kept confidential and shall not, without the Company’s, the Dealer Manager’s or such third party’s prior written consent, be disclosed by Dealer, or by Dealer’s affiliates, agents, representatives or employees, in any manner whatsoever, in whole or in part, and shall not be used by Dealer, its agents, representatives or employees, other than in connection with Dealer’s due diligence evaluation of the Offering. Dealer agrees to reveal the Due Diligence Information only to its affiliates, agents, representatives and employees who need to know the Due Diligence Information for the purpose of the due diligence evaluation. Further, Dealer and its affiliates, agents, representatives and employees will not disclose to any person the fact that the Due Diligence Information has been made available to it.

The term “Due Diligence Information” shall not include information which (1) is already in Dealer’s possession or in the possession of Dealer’s parent corporation or affiliates, provided that such information is not known by Dealer to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party, (2) is or becomes generally available to the public other than as a result of a disclosure by Dealer, its affiliates, or their respective directors, officers, employees, agents, advisors and representatives in violation of this agreement, (3) becomes available to Dealer or its affiliates on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by Dealer or its affiliates to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party or (4) is independently developed by Dealer or by its affiliates without use of the Due Diligence Information.

A-10

Dealer agrees that its obligation of non-disclosure, non-use and confidentiality of the Due Diligence Information as set forth herein shall terminate upon the termination of the primary portion of the Offering.

Notwithstanding the foregoing, each Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Dealer, provided that: (1) such Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Dealer; (2) the results of the inquiry were provided to Dealer with the consent of the other Dealer conducting or directing the inquiry; and (3) no Dealer that participated in the inquiry is an affiliate of the Company.

Prior to the sale of the Shares, each Dealer shall inform each prospective purchaser of Shares of pertinent facts relating to the Shares including specifically the lack of liquidity and lack of marketability of the Shares during the term of the investment.

XV.	Compliance with Record Keeping Requirements.

Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Dealer further agrees to keep such records with respect to each customer who purchases Shares, his suitability and the amount of Shares sold and to retain such records for such period of time as may be required by the SEC, any state securities commission, FINRA or the Company.

XVI.	Customer Complaints.

Each party hereby agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of Dealer received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by the Dealer Manager or Dealer), the Shares or the Company.

XVII.	Effectiveness, Termination and Amendments.

This Participating Dealer Agreement shall become effective upon the execution hereof by Dealer and receipt of such executed Participating Dealer Agreement by the Dealer Manager.

Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Participating Dealer Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Participating Dealer Agreement and the exhibits hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Participating Dealer Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted and agreed to by Dealer upon placing an order for sale of Shares after he has received such notice.

A-11

XVIII.	Privacy Laws.

The Dealer Manager and Dealer (each referred to individually in this section as “party”) agree as follows:

A.           Each party agrees to abide by and comply with (1) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), (2) the privacy standards and requirements of any other applicable Federal or state law, and (3) its own internal privacy policies and procedures, each as may be amended from time to time.

B.           Dealer agrees to provide privacy policy notices required under the GLB Act resulting from purchases of Shares made by its customers pursuant to this Participating Dealer Agreement.

C.           Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

D.           Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XIX.	Notice.

Any notice in this Participating Dealer Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transfer. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To Dealer Manager:	Griffin Capital Securities, LLC
Attention: Charles Huang
18191 Von Karman Avenue Suite 300
Irvine, California 92612
Fax: 310-606-5910

To Dealer:	Address Specified By Dealer on Dealer Signature Page

XX.	Attorney’s Fees, Applicable Law and Venue.

In any action to enforce the provisions of this Participating Dealer Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Participating Dealer Agreement shall be construed under the laws of the State of California and shall take effect when signed by Dealer and countersigned by the Dealer Manager. Dealer and Dealer Manager hereby acknowledge and agree that venue for any action brought hereunder shall lie exclusively in Los Angeles, California.

A-12

XXI.	Severability.

In the event that any court of competent jurisdiction declares any provision of this Participating Dealer Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Participating Dealer Agreement shall be considered severable.

XXII.	No Waiver.

Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Participating Dealer Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

XXIII.	Assignment.

This Participating Dealer Agreement may not be assigned by either party, except with the prior written consent of the other party. This Participating Dealer Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

XXIV.	Authorization.

Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this Participating Dealer Agreement as contemplated herein, and that the individual who has signed this Participating Dealer Agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of such party with respect to the execution of this Participating Dealer Agreement.

THE DEALER MANAGER:

GRIFFIN CAPITAL SECURITIES, LLC

By:
Kevin A. Shields,
Chief Executive Officer

A-13

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

Participating Dealer Agreement

SIGNATURE PAGE

We have read the foregoing Participating Dealer Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any changes to the information listed on this signature page during the term of this Participating Dealer Agreement.

Identity of Dealer:

Name:

Type of entity:
	(to be completed by Dealer)	(corporation, partnership or proprietorship)

Organized in the State of:
	(to be completed by Dealer)	(State)

Licensed as broker-dealer in the following States:

(to be completed by Dealer)

Tax I.D. #:

Person to receive notice pursuant to Section XIX:

Name:

Company:

Address:

City, State and Zip Code:

Telephone No.:(         )__________________________________________________________________________________

Fax No.:(         )_______________________________________________________________________________________

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:
Signature

Name (Print):

Title:

Date:

A-14